Exhibit 10.6

SEPARATION BENEFIT AGREEMENT

THIS SEPARATION BENEFIT AGREEMENT (this “Agreement”), is entered into as of January 10, 2006, by and among Exopack Holding Corp., a Delaware corporation (the “Company”), CPG Finance, Inc., a Delaware corporation and ultimate parent of the Company (“Parent”), and Jack Knott (the “Employee”).

WHEREAS, Parent and the Employee have entered into a Grant Agreement, dated as of December 12, 2005, under the 2005 Stock Option Plan of CPG Finance, Inc. (the “Grant Agreement”); and

WHEREAS, in consideration of the Employee’s performance of the covenants and agreements of the Employee contained in the Grant Agreement, the Company and Parent wish to provide the Employee with a continuing right to receive a separation benefit from Parent in the circumstances, upon the terms, and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Separation Benefit.

(a) Parent agrees to pay the Employee an amount equal to $480,000 (minus applicable withholdings and payroll taxes), payable in equal installments over a one-year period in accordance with Parent’s normal payroll practices, in the event that:

(i) the Employee’s employment with Parent or any of its subsidiaries (including the Company) is terminated by Parent or any such subsidiary (including the Company) without Cause (as hereinafter defined); or

(ii) at any time during the period commencing thirty (30) days prior to a Change in Control (as hereinafter defined) of Parent and ending one-hundred-eighty (180) days after a Change in Control of Parent, Parent or any of its subsidiaries (including the Company) fails to retain the Employee in the same or similar position to that which he occupies immediately prior to such Change in Control and at the same or similar base compensation to that which he enjoys immediate prior to such Change in Control.

(b) If the Employee’s employment with Parent or any of its subsidiaries is terminated as contemplated by Section 1(a) of this Agreement, then Parent agrees to pay for any of Employee’s Company-provided health and welfare benefits for a term of 12 months following such termination. After such 12-month period, the Company will provide Employee with health and welfare benefit availability under COBRA, to be paid by Employee in accordance therewith, for a period of up to 18 additional months.

(c) For the purposes of this Agreement:

(i) “Cause” means (A) conviction of the Employee of any felony, or the conviction of the Employee of a misdemeanor which involves moral turpitude, or the entry by the Employee of a plea of guilty or nolo contendere with respect to any of the foregoing, (B) the commission of any act or failure to act by the Employee that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that is otherwise injurious to Parent, the Company or any of their respective subsidiaries or affiliates, whether financially or otherwise, (C) any violation by the Employee of any rule or policy of Parent, the Company or any of their respective subsidiaries or affiliates, (D) any violation by the Employee of the requirements of any other contract or agreement between Parent, the Company or any of their respective subsidiaries or affiliates, on the one hand, and the Employee, on the other hand, and the failure of the Employee to cure such violation under this subsection (D) within ten (10) days after receipt of written notice from Parent, the Company, or any of such subsidiaries or affiliates, or (E) any failure by the Employee to abide by any directive of the Board of Directors of Parent or the Company or an officer of Parent or the Company to whom the Employee reports; in each case, with respect to subsections (A) through (E), as determined in good faith by the Board of Directors of Parent or the Company in the exercise of its reasonable business judgment; and

(ii) “Change in Control” shall mean (i) any consolidation, merger or other transaction in which Parent is not the surviving entity (other than any such transaction for the purpose of changing Parent’s domicile or form of organization) or which results in the acquisition of all or substantially all of Parent’s outstanding shares of Common Stock by a single person or entity or by a group of persons or entities acting in concert or (ii) any sale or other transfer or disposition of all or substantially all of Parent’s assets (but excluding, however, for this purpose any real estate “sale-lease back” transaction); provided, however, that the term “Change in Control” shall not include transactions either (x) with affiliates of Parent or Sun Capital Partners, Inc. (“Sun”) (as determined by the Board of Directors in its sole discretion) or (y) pursuant to which more than fifty percent (50%) of the shares of voting stock of the surviving or acquiring entity is owned and/or controlled (by agreement or otherwise), directly or indirectly, by Sun or its affiliates; provided, further, that a transaction shall not constitute a Change in Control unless the transaction also constitutes a change in the ownership or effective control of the relevant entity, or in the ownership of a substantial portion of the relevant entity’s assets, within the meaning of Section 409A(a)(2)(A)(v) of the Code and the regulations or other published guidance (including Internal Revenue Service Notice 2005-1) promulgated thereunder.

2. Extension of Grant Agreement Covenants. As provided in paragraphs 3 and 4 of Annex A to the Grant Agreement, the term of each of the covenants of the Employee set forth in such paragraphs 3 and 4 shall be modified and amended to be extended so that each such term ends on the later of (a) the date set forth in such paragraph 3 or 4, as applicable, and (b) the date of payment of the final installment of separation benefit pursuant to Section 1 of this Agreement. Notwithstanding the foregoing, the term of each of the covenants of the Employee set forth in such paragraphs 3 and 4 of Annex A to the Grant Agreement may be modified and amended to be extended, at the sole discretion of Parent, the Company, or Sun, for one additional year (the “Extension Period”). During the Extension Period, Parent shall pay Employee at the rate of $480,000 per annum (minus applicable withholdings and payroll taxes), payable in equal installments over the one-year Extension Period in accordance with Parent’s normal payroll practices.

3. Notices. For the purpose of this Agreement, any notice or demand hereunder to or upon any party hereto required or permitted to be given or made shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telefax, telex or similar electronic means, provided, that a written copy thereof is sent on the same day by postage paid first-class, certified or registered mail, to such party at the following address:

In the case of the Employee, to him at:

Jack Knott
73 Brinker Road
Barrington, IL 60010
Telecopy: . .

or at the last known address of the Employee contained in the personnel records of Parent or the Company.

In the case of Parent, to it at:

CPG Finance, Inc.

c/o Exopack, LLC

3070 Southport Road

Spartanburg, SC 29302

Attention: Jack Knott

Telecopy: 864.596.7175

with a copy to:

Morgan, Lewis & Bockius LLP

One Oxford Centre

Thirty-Second Floor

Pittsburgh, PA 15219

Attention: David A. Gerson, Esq.

Telecopy: 412.560.7001

In the case of the Company, to it at:

Exopack Holding Corp.

c/o Exopack, LLC

3070 Southport Road

Spartanburg, SC 29302

Attention: President and CEO

Telecopy: 864.596.7175

with a copy to:

Morgan, Lewis & Bockius LLP

One Oxford Centre

Thirty-Second Floor

Pittsburgh, PA 15219

Attention: David A. Gerson, Esq.

Telecopy: 412.560.7001

4. Severability; Assignment.

(a) If any portion of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such portion shall be deemed deleted as though it had never been included herein, but the remainder of this Agreement shall remain in full force and effect.

(b) This Agreement shall not be assignable by the Employee without the consent of both Parent and the Company; provided, however, that either Parent or the Company may assign its rights and obligations under this Agreement without consent of the Employee in the event that either Parent or the Company shall effect a reorganization or consolidate or merge with, sell all or substantially all of its equity or assets to, or enter into any other transaction with, any other entity.

5. Waiver of Trial By Jury. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE MATTERS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.

6. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

7. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon Parent and the Company and their respective successors and permitted assigns. This Agreement shall also inure to the benefit of and be binding upon the Employee, his executors, administrators and heirs.

8. Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware, without regard to any of the conflicts of laws or choice of law provisions thereof that would compel the application of the substantive laws of another jurisdiction.

9. No Third Party Beneficiaries. Nothing contained in this Agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any person (other than, in the case of Parent and the Company, their respective subsidiaries and affiliates) or as otherwise provided in this Agreement.

10. Entire Agreement. This Agreement supersedes all prior employment or other agreements, negotiations or understandings of any kind with respect to the subject matter hereof, other than the Grant Agreement (except to the extent amended and modified hereby) and contains the entire understanding between the parties hereto with respect to the subject matter hereof.

11. Headings. The headings contained in this Agreement are included for convenience and reference purposes only and shall be given no effect in the construction or interpretation of this Agreement.

12. Amendments. No modification, termination or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the same is sought to be enforced.

13. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EMPLOYEE

Jack Knott

EXOPACK HOLDING CORP.

By:
Name:
Title:

CPG FINANCE, INC.

By:
Name:
Title: